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                                                                    Exhibit 10.4














                                CREDIT AGREEMENT

                                     between

                         LENDINGTREE, INC., as Borrower

                                       and

                     THE UNION LABOR LIFE INSURANCE COMPANY,

                 ON BEHALF OF ITS SEPARATE ACCOUNT P, as Lender

                                  March 7, 2001

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         THIS CREDIT AGREEMENT (this "Agreement") dated as of March 7, 2001, is made by and between LENDINGTREE, INC., a Delaware corporation ("Borrower"), and THE UNION LABOR LIFE INSURANCE COMPANY, a Maryland corporation, ON BEHALF OF ITS SEPARATE ACCOUNT P ("Lender").

                                    ARTICLE 1

                                   DEFINITIONS

         For the purposes of this Agreement:

         "Advance" has the meaning specified in Section 2.1 hereof.

         "Advance Date" means the date on which each of the conditions set forth in Section 4.2 hereof is satisfied (or waived by Lender) and an Advance is made.

         "Affiliate" means any Person directly or indirectly controlling, controlled by, or under common control with Borrower, and any Person who is a director, officer or partner of Borrower. For purposes of this definition, "control," when used with respect to any Person, includes, without limitation, the direct or indirect beneficial ownership of ten percent (10%) or more of the outstanding voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise; provided, however, that the term "Affiliate" shall specifically exclude Lender.

         "Agreement" has the meaning specified in the introductory paragraph hereto.

         "Applicable Laws" means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, decrees, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, court or arbitral body, in each case whether or not having the force of law.

         "Asset Sale" means any sale, transfer, conveyance or other disposition by Borrower or any of its Subsidiaries to any Person (including by way of redemption by such Person), other than to Borrower or another Subsidiary that is a Subsidiary Guarantor, of any asset (including, without limitation, any Capital Stock or other securities of or equity interests in, another Person) except as otherwise permitted under Section 8.7(b).

         "Authorized Signatory" means such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements, and instruments on behalf of such Person.

         "Borrower" has the meaning specified in the introductory paragraph hereto.

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         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Applicable Laws of, or are in fact closed in, the state where Lender's principal office is located.

         "Business Plan" means Borrower's fiscal 2001 budget attached hereto as Exhibit H.

         "Capital Stock" means, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

         "Capital Z" means, collectively, Capital Z Financial Securities Fund II, L.P., and its affiliates

         "Change of Control" means the point in time at which (i) any Person (as defined in Section 13(d) and Section 14(d)(2) under the Securities Exchange Act of 1934, as amended) (A) acquires all or substantially all of the properties and assets of Borrower or (B) shall have (directly or indirectly) acquired beneficial ownership of fifty percent (50%) or more of the issued and outstanding voting stock of Borrower or (ii) less than a majority of the members of Borrower's Board shall be persons who either (A) were serving as directors on the date of this Agreement or (B) were nominated as directors by the vote of a majority of the directors who are directors referred to in clause (ii)(A) above or this clause (ii)(B).

         "Closing Date" means the date on which each of the conditions precedent set forth in Section 4.1 hereof are met or waived by Lender.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" has the meaning specified in Section 2.1 hereof.

         "Common Stock" has the meaning specified in Section 5.1(d)(i) hereof.

         "Compliance Report" means the monthly report provided by Borrower to Lender pursuant to Section 7.2 hereof.

         "Coverage Ratio" means the ratio of (a) the amount of the Receivables Value to (b) the amount of Borrower's Obligations to Lender under this Agreement.

         "Default" means any of the events specified in Section 9.1 hereof regardless of whether there shall have occurred any passage of time or giving of notice (or both) that would be necessary in order to constitute an Event of Default.

         "Dividends" means any direct or indirect distribution, dividend or payment to any Person on account of any Capital Stock of Borrower.

         "EBITDA" means, for any period, Borrower's operating income (loss), excluding non-cash charges for compensation attributable to options, warrants and other equity instruments, depreciation, amortization and one-time non-operating charges, if any, as determined by Borrower in its reasonable judgment consistent with the information as or to be reported in Borrower's earnings releases and included or to be included in Borrower's SEC Filings, and excludes

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deferred revenues adjustments determined as follows: Borrower may, from time to time, perform services under customized software arrangements. At times, GAAP accounting may require Borrower to recognize expenses before recognizing proportional revenues for such arrangements. If this occurs during the term of this Agreement, the actual EBITDA amount will be increased to the extent of any cash paid in advance (deferred Revenue) to Borrower for such arrangements.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

         "Environmental Laws" means any and all applicable federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, permit conditions, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, hazardous materials, as now or may at any time hereafter be in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect on the Closing Date and as such Act may be amended thereafter from time to time.

         "ERISA Affiliate" means any "affiliate" of Borrower within the meaning of Section 414 of the Code.

         "ERISA Event" shall mean, with respect to Borrower or any of its Subsidiaries or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan; (b) the withdrawal of Borrower or such Subsidiary or ERISA Affiliate from a Title IV Plan subject to section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in
Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of Borrower or such Subsidiary or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the Pension Benefit Guaranty Corporation (or any successor thereto); (f) the failure by Borrower or such Subsidiary or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within 30 days; (g) any other event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (h) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under
Section 4241 of ERISA; (i) the loss of a Qualified Plan's qualification or tax exempt status; or (j) the termination of a Plan described in Section 4064 of ERISA.

         "Event of Default" means any of the events specified in Section 9.1 hereof, provided that any requirement for notice or lapse of time, or both, has been satisfied.

         "Financing Documentation" has the meaning specified in Section 4.1(f) hereof.

         "Financing Transactions" has the meaning specified in Section 4.1(f) hereof.


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         "Fiscal Quarter" means any of the quarterly accounting periods of
Borrower.

         "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

         "GAAP" means generally accepted accounting principles and practices in the United States as in effect from time to time applied on a consistent basis. If, at any time after the date hereof, there are changes in GAAP that materially impact the Borrower's calculation of Revenue or EBITDA as compared to how it calculated such amounts in prior periods, the Borrower and Lender shall negotiate in good faith to adjust the Revenue and EBITDA amounts contained in
Section 3.1(b).

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Indebtedness" means, with respect to any Person, (a) all items, except items of shareholders' and partners' equity or Capital Stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, (b) all direct or indirect obligations secured by any Lien to which any property or asset owned by such Person is subject, whether or not the obligation secured thereby shall have been assumed,
(c) all capitalized lease obligations of such Person, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) all obligations of other persons or entities which such Person has guaranteed.

         "Independent Auditor" has the meaning specified in Section 7.1(a) hereof.

         "Intellectual Property" means all patents, patent applications, trade names, trademarks, trademark registration applications, copyrights, copyright registration applications and other material proprietary rights that are registered and owned by or licensed to Borrower or used or to be used by Borrower in its business as presently conducted or contemplated.

         "Interest Payment Date" has the meaning specified in Section 2.4(c) hereof.

         "Interest Rate" has the meaning specified in Section 2.4(a) hereof.

         "IRC" means the Internal Revenue Code, as amended.

         "Lender" has the meaning specified in the introductory paragraph.

         "Lien" means, with respect to any property, any mortgage, lien, pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

         "Loan Availability Period" means the period from the Closing Date to, but excluding, the Maturity Date.

         "Loan Documents" means this Agreement, the Note, the Subsidiary Guarantee Agreement, all Requests for Advance, all Compliance Reports, the Security Documents

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(including the Pledge Agreement), the Warrants, the Registration Rights
Agreement and all other documents, instruments, certificates, and agreements executed or delivered in connection with or contemplated by this Agreement.

         "Loan Parties" means, collectively, Borrower or any Subsidiary that is now or hereafter becomes a party to any Loan Document.

         "Material Adverse Effect" means any material adverse effect (a) upon the business, assets, liabilities, financial condition, results of operations, or business prospects of Borrower and its Subsidiaries taken as a whole, or (b) upon the ability of Borrower and its Subsidiaries taken as a whole to ensure their performance under this Agreement or any other Loan Document, or (c) upon the rights, benefits or interests of Lender in or to this Agreement or any other Loan Document, in each case, resulting from any act, omission, situation, status, event, or undertaking, either singly or taken together.

         "Maturity Date" has the meaning specified in Section 2.2 hereof.

         "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, subject to Title IV of ERISA.

         "Necessary Authorizations" means all material authorizations, consents, permits, approvals, licenses, and exemptions from, and all filings and registrations with, and reports to, any Governmental Authority whether federal, state, local, and all agencies thereof, which are required for the conduct of the businesses and the ownership (or lease) of the properties and assets of Borrower and its Subsidiaries.

         "Net Debt Proceeds" means, with respect to any incurrence of Indebtedness for borrowed money, the cash proceeds (net of underwriting discounts and commissions and other reasonable out-of-pocket costs associated therewith) received by the respective Person from the respective incurrence of such Indebtedness for borrowed money.

         "Net Equity Proceeds" means, with respect to each issuance or sale of any equity by any Person or any capital contribution to such Person, the cash proceeds (net of underwriting discounts and commissions and other reasonable out-of-pocket costs associated therewith) received by such Person from the respective sale or issuance of its equity or from the respective capital contribution.

         "Net Sale Proceeds" means, for any Asset Sale, the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such sale of assets, net of the reasonable out-of-pocket costs of such sale (including fees and commissions, payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness (other than Indebtedness secured pursuant to the Security Documents) which is secured by the respective assets which were sold), and the incremental taxes paid or payable as a result of such Asset Sale.

         "Note" means that certain promissory note dated as of the date hereof in the aggregate principal amount of the Commitment issued by Borrower to Lender and substantially in the form

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of Exhibit A attached hereto, and any extensions, renewals or amendments to, or replacements of, the foregoing.

         "Obligations" means (a) all payment and performance obligations of Borrower and each of its Subsidiaries to Lender, under this Agreement and the other Loan Documents (including any obligations that, but for the provisions of Title 11 of the United States Code, would have accrued), as they may be amended from time to time, or as a result of making the Advances, (b) the obligation to pay an amount equal to the amount of any and all damages which Lender may suffer by reason of a breach by Borrower or any of its Subsidiaries of any obligation, covenant, or undertaking with respect to this Agreement or any other Loan Document, and (c) all other obligations of Borrower to Lender (or any affiliate of Lender) (other than in the capacity of a holder of Borrower's Warrants) whatsoever now existing or hereafter arising, direct or indirect, due or to become due.

         "Option Plans" has the meaning specified in Section 5.1(d).

         "Other Lender" means any person other than Lender or The Union Labor Life Insurance Company, a Maryland corporation, or their respective Affiliates.

         "Payment Office" means Lender's office designated as the Payment Office on Schedule 1 hereto or such other office as may be designated from time to time by Lender to Borrower in writing.

         "Permitted Liens" means, as applied to any Person:

         (i) Any Lien in favor of Lender;

         (ii) Liens in favor of lessors under capitalized leases to the extent that the obligations thereunder is Indebtedness permitted under Section 8.1(d) of this Agreement; provided, however, that each such Lien extends only to the property which is the subject of such capitalized lease and is given only to secure the obligations under such capitalized lease;

         (iii) Liens to secure Indebtedness for purchase money indebtedness to the extent that such Indebtedness is permitted under Section 8.1(e) of this Agreement; provided, however, that each such Lien is given only to secure the purchase price of the property which is the subject of such purchase money indebtedness, does not extend to any other property and is given at the time of acquisition of the property;

         (iv) Liens on real property for real property taxes not yet delinquent and Liens for taxes, assessments, judgments, governmental charges or levies, or claims, the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books;

         (v) Liens of landlords and liens of carriers, warehousemen, mechanics, laborers, suppliers, workers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if such reserve or appropriate provision, if any, shall have been made therefor;

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         (vi) Liens incurred in the ordinary course of business in connection with worker's compensation and unemployment insurance or other types of social security benefits;

         (vii) Easements, rights-of-way, restrictions, and other similar encumbrances on the use of real property which do not interfere with the ordinary conduct of the business of such Person, or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness or other extensions of credit and which do not in the aggregate materially detract from the value of such properties or materially impair their use in the operation of the business of such Person;

         (viii) Deposits to secure the performance of bids, trade contracts, tenders, sales, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

         (ix) Liens listed on Schedule 3 hereto; provided, that (i) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase, and (ii) such Liens do not encumber any additional properties of Borrower or any of its Subsidiaries;

         (x) Liens of Other Lenders on Receivables permitted by Section 3.1(a)(i); and

         (xi) Liens (if any) in favor of Freddie Mac under the Software Customization, License and Services Agreement between Freddie Mac and the Borrower dated July 7, 2000, as amended on March ___, 2001.

         "Person" means an individual, corporation, partnership, trust, joint stock company, limited liability company, unincorporated organization, or a government or any agency or political subdivision thereof.

         "Plan" means an employee benefit plan within the meaning of Section 3(3) of ERISA or any other plan maintained for employees of any Person or any Affiliate of such Person.

         "Pledge Agreement" means Stock Pledge Agreement substantially in the form of Exhibit E hereto.

         "Qualified Plan" means a Plan which is intended to be tax-qualified under Section 401(a) of the IRC.

         "Qualified Receivables" means those Receivables that meet the requirements set forth in Schedule 2 hereof.

         "Receivables" means all Accounts (as defined in the Security Documents) arising from the licensing of Intellectual Property, sale of goods or provision of services to any Person by Borrower, which Receivables are subject to a first priority security interest in favor of Lender pursuant to the Security Documents.

         "Receivables Value" means, on any date of the determination thereof, the Dollar value of Qualified Receivables.

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         "Registration Rights Agreement" means the Registration Rights Agreement substantially in the form of Exhibit G hereto.

         "Revenue" means the amount of Borrower's total revenue as set forth in Borrower's financial statements prepared in accordance with GAAP, and as are or to be reported in Borrower's earning releases and included or to be included in Borrower's SEC Filings.

         "Reportable Event" has the meaning set forth in Section 4043(c) of ERISA and the regulations thereunder, but shall not include any event which is not subject to the thirty (30) day notice requirement of such regulations other than 29 Code of Federal Regulations Sections 2615.11, 2615.12 and 2615.19.

         "Request for Advance" means the request in substantially the form of Exhibit B attached hereto.

         "Restricted Payment" means (a) cash Dividends, (b) any payment of any management fees, consulting fees or similar fees payable by Borrower to any of its Affiliates (but excluding reimbursement of legal fees and other expenses, if any, incurred by such Affiliates in connection with the Financing Transactions or any other financing transactions otherwise permitted by this Agreement), (c) any payment of any other Indebtedness for borrowed money to any Affiliate of Borrower, and (d) any loan or advance to any Affiliate of Borrower (other than loans to employees permitted pursuant to Section 8.5).

         "Restricted Purchase" means any payment on account of the purchase, redemption, or other acquisition or retirement of any shares of Capital Stock of Borrower.

         "SEC" means the Securities and Exchange Commission.

         "SEC Filings" means documents and reports filed by Borrower with the SEC pursuant to the Securities Act or Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

         "Securities Act" has the meaning specified in Section 5.1(x) hereof.

         "Security Document" and "Security Documents" have the meaning set forth in Section 3.1(c) hereof.

         "Subsidiary" means (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership of which more than fifty percent (50%) of the outstanding partnership interests is at the time owned by Borrower, or by one or more its Subsidiaries, or by Borrower and one or more of its Subsidiaries, and (b) any other entity which is controlled or capable of being controlled by Borrower, or by one or more of its Subsidiaries, or by Borrower and one or more its Subsidiaries.

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         "Subsidiary Guarantee Agreement" means the Subsidiary Guarantee
Agreement substantially in the form of Exhibit D hereto, executed by each of the Borrower's Subsidiaries pursuant to Section 6.14.

         "Subsidiary Guarantor" means any of the Borrower's Subsidiaries that is party to the Subsidiary Guarantee Agreement.

         "Title IV Plan" shall mean an employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), which is covered by Title IV of ERISA, and which Borrower or any of its Subsidiaries or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

         "Warrant" means any warrant, issued by Borrower to Lender, delivered in accordance with the terms hereof, and substantially in the form of Exhibit F attached hereto.

         Each definition of an agreement in this Article 1 shall include such instrument or agreement as modified, amended, or supplemented from time to time with, if required pursuant to the express terms hereof, the prior written consent of Lender, and except where the context otherwise requires, definitions imparting the singular shall include the plural and vice versa. Except where otherwise specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns. All accounting terms used herein without definition shall be used as defined under GAAP.

                                    ARTICLE 2

                                    THE LOAN

         Section 2.1 Extension of Credit.

         (a) Subject to the terms and conditions of, and in reliance upon the representations and warranties made in, this Agreement and the other Loan Documents, Lender agrees to make available, from time to time, advances (each, an "Advance") to Borrower during the Loan Availability Period consisting of Advances in an aggregate principal amount not to exceed $5,000,000 (the "Commitment") as hereafter provided. Within the limits of the Commitment, and subject to the other terms and conditions hereof, Borrower may borrow under this
Section 2.1, prepay under Section 2.3 and reborrow under this Section 2.1.

         (b) Borrowing Mechanics. In the event Borrower desires an Advance, Borrower shall give Lender telephonic notice of the proposed borrowing by no later than 11:00 a.m. (Washington, D.C. time) three (3) Business Days before the Advance Date, which notice shall also specify (i) the proposed Advance Date (which shall be a Business Day), (ii) the amount of such Advance, and (iii) the account into which the proceeds of the Advance are to be deposited. Any such telephonic notice shall be confirmed by delivery of a written Request for Advance on the same day. Lender shall not incur any liability to Borrower for acting upon any telephonic notice Lender believes in good faith to have been given by a duly authorized officer or other person authorized to borrow on behalf of Borrower or for otherwise acting in good faith under this Section 2.1(b). Each Advance shall be deposited by wire transfer in immediately available funds in such account as Borrower designates in the applicable Request for Advance.

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         (c) Minimum Amounts. The initial Advance shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof. Each subsequent Advance shall be in a principal amount of $250,000 or a whole multiple of $250,000 in excess thereof.

         (d) Use of Proceeds. The proceeds of the Advances shall be used for the Borrower's technology, advertising and marketing activities and other general corporate purposes.

         Section 2.2 Repayment. The principal balance of all Advances then outstanding, together with all accrued and unpaid interest and other Obligations, shall be due and payable in full on the date (the "Maturity Date") which is the earlier of (a) March __, 2003, or (b) such earlier date as all such amounts may become due and payable and the Commitment is terminated upon the occurrence of an Event of Default pursuant to Section 9.1.

         Section 2.3 Optional/Mandatory Prepayments and Commitment Reductions

         (a) Optional prepayments of the Advances may be made at any time upon two (2) Business Days' prior irrevocable written notice to Lender, without penalty or premium, provided that such prepayments shall be in minimum amounts of $500,000 and whole multiples of $500,000 in excess thereof. Borrower may, upon not less than three (3) Business Days' prior irrevocable written notice to Lender, terminate the Commitment or permanently reduce the Commitment by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect to any reduction of Commitment and to any prepayment of the Advances made on the effective date thereof, the outstanding principal amount of the Advances would exceed the amount of the Commitment then in effect. Upon any termination of the Commitment pursuant to this Section 2.3, Borrower shall issue to Lender Warrants to purchase 40,000 shares of Common Stock (as equitably and proportionately adjusted for stock splits, combinations, stock dividends, reorganizations and reclassifications). Once reduced or terminated in accordance with this Section 2.3(a), the Commitment may not be increased or reinstated.

         (b) In addition to any other mandatory prepayments made pursuant to this Section 2.3, on each date after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any capital contribution or any sale or issuance of its equity, or options to purchase shares of its Capital Stock, whether to officers, directors and employees of the Borrower and its Subsidiaries or any other Persons (other than equity issuances pursuant to employee benefit plans not in excess of $400,000 per year), an amount equal to 100% of the Net Equity Proceeds of such capital contribution or sale or issuance of equity or options shall be applied as a mandatory prepayment of principal of outstanding Advances in accordance with Section 2.8.

         (c) In addition to any other mandatory prepayments made pursuant to this Section 2.3, on each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds equaling or exceeding $50,000 from any incurrence by the Borrower or any of its Subsidiaries of Indebtedness for borrowed money (other than Indebtedness in connection with the Financing Transactions), an amount equal to 100% of the Net Debt Proceeds of the respective incurrence of Indebtedness shall be applied as a mandatory prepayment of principal of outstanding Advances in accordance with Section 2.8.

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         (d) In addition to any other mandatory prepayments made pursuant to this Section 2.3, on each date on or after the Closing Date upon which the Borrower or any of its Subsidiaries receives any cash proceeds from any Asset Sale, an amount equal to 100% of the Net Sale Proceeds therefrom shall be applied as a mandatory prepayment of principal of outstanding Advances pursuant to Section 2.8; provided that with respect to no more than $100,000 in the aggregate of cash proceeds from Asset Sales in any fiscal year of the Borrower, such Net Sale Proceeds therefrom shall not be required to be so applied on such date so long as no Default or Event of Default then exists and the Borrower delivers a certificate to the Agent on or prior to such date stating that such Net Sale Proceeds shall be used to purchase replacement assets within 90 days following the date of such Asset Sale (which certificate shall set forth the estimates of the proceeds to be so expended), and provided further, that if all of any portion of such Net Sale Proceeds not required to be applied to the prepayment of outstanding Advances are not so reinvested in replacement assets within such 90 day period, such remaining portion shall be applied on the last day of such period as a mandatory prepayment of principal of outstanding Advances as provided above in this Section 2.3 without regard to this proviso.

         (e) Notwithstanding any right or intent of Borrower to prepay all or any part of the Advances on or before the Maturity Date, (i) Borrower shall at all times reserve and keep available for issuance such number of its authorized but unissued shares of Common Stock (or other capital stock from time to time issuable upon exercise of Warrants) as shall be necessary to permit the Lender to exercise its rights under the Warrants that may or are issued hereunder, and
(ii) Borrower shall not, by amendment of its certificate of incorporation or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of Section 2.4, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Lender against impairment.

         Section 2.4 Interest.

         (a) Rate of Interest. The Advances and all other Obligations shall bear interest from the date such Advances are made or such other Obligations become due to the date paid at a rate per annum equal to twenty percent (20%) for Advances and all other Obligations for which no other interest rate is specified (the "Interest Rate").

         (b) Payment of Interest All payments of interest due hereunder shall be payable as follows: (a) thirty percent (30%) in immediately available cash, and
(b) seventy percent (70%) by the issuance of Warrants (the value of which, for the purposes of this Agreement, shall be deemed to be $3.99 with respect to each such Warrant); provided, however, that, with respect to clause (b), Borrower shall pay such interest in cash in lieu of any Warrant that would otherwise be issued for the purchase of a fractional share of Common Stock.

         (c) Interest Payment Dates. Interest on all outstanding Advances and all other Obligations shall be payable to Lender (i) quarterly in arrears on the first Business Day of each [June, September, December and March of each year,
(ii) on the date of any prepayment of Advances if such prepayment is a full prepayment of all Advances outstanding, but if such prepayment is for less than the full amount outstanding on all Advances, then on the next Interest Payment Date following the date of such partial prepayment, and (iii) on the Maturity Date, whether by acceleration or otherwise (each such date, an "Interest Payment Date"). Notwithstanding the foregoing, interest payable in Warrants shall be payable to Lender not later than ten (10) days following the Interest Payment Date applicable thereto.

         Section 2.5 Computations of Interest and Fees. Computation of interest on Advances and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed based on the average daily balance of such Advances and Obligations outstanding computed on a quarterly basis. Interest shall accrue on each Advance for the day on which the Advance is made, and shall not accrue on an Advance, or any portion thereof, for the day on which the Advance or such portion is paid, provided that any Advance that is repaid on the same day on which it is made shall bear interest for one day.

         Section 2.6 Note; Loan Accounts. The Advances shall be repayable in accordance with the terms and provisions set forth herein and in the Note, and shall be evidenced by the Note. Lender may open and maintain on its books in the name of Borrower a loan account with respect to the Advances and interest thereon. Lender shall debit such loan account for the principal amount of each Advance made by it, accrued interest thereon, and all other amounts which shall become due from Borrower pursuant to this Agreement and shall credit such loan account for each payment which Borrower shall make in respect to the Obligations. The records of Lender with respect to such loan account shall be prima facie evidence of the Advances and accrued interest thereon.

         Section 2.7 Manner of Payment.

         (a) Payment Dates. Each payment (including any prepayment) by Borrower on account of the principal of or interest on the Advances, fees, and any other amount owed to Lender under this Agreement, the Note, or the other Loan Documents shall be made not later than 11:00 a.m. (Washington, D.C. time) on the date specified for payment under this Agreement, the Note or any other Loan Document to Lender at Lender's Payment Office in immediately available funds or the issuance of Warrants, as required pursuant to Section 2.4(b). Any payment received by Lender after 11:00 a.m. (Washington, D.C. time) on the date specified therefor shall be deemed received on the next Business Day and any applicable interest or fees shall continue to accrue.

         (b) No Deduction; Taxes. Borrower agrees to pay principal, interest, fees, and all other amounts due hereunder or under the Note without condition or deduction for any counterclaim, defense, recoupment or setoff. If Borrower shall hereafter be required by law to deduct any taxes from or in respect of any sum payable hereunder or under the Note to Lender (other than income taxes solely on Lender's taxable income), (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.7(b)), Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrower shall make such deductions, and (iii) Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

         Section 2.8 Application of Payments. Borrower irrevocably waives the right to direct the application of any and all payments in cash at any time or times hereafter received from or on behalf of Borrower, and Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower and in repayment of the Advances, as Lender may deem advisable. In the absence of a specific determination by Lender with respect thereto, the same shall be applied in the following order: (a) then due and payable fees and expenses; (b) then due and payable interest payments (including, with respect to optional or mandatory prepayments made pursuant to Section 2.3, interest due and payable accrued on amounts so prepaid through the date of such prepayment); (c) then due and payable Obligations other than fees, expenses and interest and principal payments; and (d) the principal amount due on the Advances.

         Section 2.9 Maximum Rate of Interest. In no contingency or event whatsoever shall the aggregate of all amounts deemed interest on the Advances and charged or collected pursuant to the terms of this Agreement or pursuant to the Note exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable thereto. In the event that such a court determines that Lender has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and Lender shall promptly refund to Borrower any interest received by it in excess of the maximum lawful rate or, if so requested by Borrower, shall apply such excess to the principal balance of the Obligations. It is the intent of the parties hereto that Borrower not pay or contract to pay, and that Lender not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Borrower under Applicable Law.

                                    ARTICLE 3

                                    SECURITY

         Section 3.1 Security for the Obligations.

         (a) The Obligations of Borrower shall be secured at all times by:

                  (i) a first priority perfected security interest in and lien upon all presently owned and hereafter acquired tangible and intangible personal property and fixtures of Borrower, subject only to any Permitted Liens (including without limitation the right to receive all proceeds derived or arising from or in connection with the sale, assignment or transfer thereof); provided, however, that so long as (A) no Default or Event of Default has occurred and is continuing and (B) Borrower's Coverage Ratio exceeds 150% as determined at the end of each monthly reporting period or on any Advance Date, Borrower may (X) enter into financing arrangements with Other Lenders and (Y) grant to any such Other Lender a security interest in the Receivables; provided, further, that any such financing arrangements with any such Other Lender (including any intercreditor agreement proposed to be executed in connection therewith between such Other Lender and Lender) shall be on such terms and conditions that are satisfactory to the Lender in its sole and absolute discretion; and

                  (ii) without limiting the generality of Section 3.1(a)(i), a first priority perfected security interest in the Intellectual Property, together with such third party consents as the Agent may reasonably require.

         (b) Financial Targets; Deposit Accounts. In the event that:

                  (i) Borrower has Revenue for the Fiscal Quarter ending March 31, 2001 of less than $10,200,000 and an EBITDA loss for such quarter of greater than negative $12,400,000;

                  (ii) Borrower has Revenue for the Fiscal Quarter ending June 30, 2001 of less than $13,700,000 and an EBITDA loss for such quarter of greater than negative $10,100,000;

                  (iii) Borrower has Revenue for the Fiscal Quarter ending September 30, 2001 of less than $15,000,000 and an EBITDA loss for such quarter of greater than negative $9,000,000;

                  (iv) Borrower has Revenue for the Fiscal Quarter ending December 31, 2001 of less than $16,000,000 and an EBITDA loss for such quarter of greater than negative $7,500,000;

                  (v) commencing in the first Fiscal Quarter of 2002, Borrower has negative EBITDA for any Fiscal Quarter and less than $5,000,000 in cash, restricted cash and cash equivalents at the end of such Fiscal Quarter;

                  (vi) Borrower raises more than $33,000,000 (in the aggregate) in equity financing for operating purposes during the year 2001, without first obtaining the Lender's consent or repaying all amounts then outstanding under this Credit Agreement;

                  (vii) (A) is in default of a payment obligation in excess of $25,000 under the terms of its agreement with its then-current hosting service provider and such default is not cured within four (4) business days and jeopardizes Borrower's ability to maintain uninterrupted hosting of its software system, or (B) is in material, non-monetary default with its then-current hosting service provider and such default is not cured within thirty (30) days; or

                  (viii) Borrower fails to maintain the Coverage Ratio for two consecutive monthly reporting periods;

then Lender may retain a third-party administrative or collateral agent to monitor Receivables and to institute custody, lockbox, collection and cash management arrangements (collectively, the "Cash Management Accounts") to receive any cash received by Borrower, including with respect to the Receivables. Borrower shall execute (and shall use its best efforts to cause third parties to execute) all agreements, documents or instruments reasonably necessary to institute and/or implement the Cash Management Accounts and to grant Lender the right to cause funds held in connection therewith to be remitted to Lender upon the occurrence or during the continuance of an Event of Default under Section 9.1. The costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Lender in connection with the Cash Management Accounts shall be paid by Borrower as required by Section 10.2.

         (c) Security Documents. All agreements and instruments described or contemplated in this Section 3.1, together with any and all other agreements and instruments heretofore or hereafter securing the Note and the other Obligations or otherwise executed in connection with this Agreement, are sometimes hereinafter referred to collectively as the "Security Documents" and each individually as a "Security Document." Borrower agrees to execute and deliver any and all Security Documents in form and substance reasonably satisfactory to Lender and to take such action as Lender may reasonably request from time to time, in order to cause Lender to be secured at all times as described in this
Section 3.1.

                                    ARTICLE 4

                              CONDITIONS PRECEDENT

         Section 4.1 Conditions to Closing. This Agreement shall not be effective, and Lender shall have no obligation to take, fulfill or perform any action contemplated hereunder, until each of the following conditions has been satisfied or waived by Lender:

         (a) Lender shall have received each of the following documents, in form and substance reasonably satisfactory to Lender:

                  (i) a duly executed Note payable to the order of Lender in the amount of the Commitment;

                  (ii) duly executed Security Documents, including without limitation, all Uniform Commercial Code Financing Statements to be filed in state and county offices and all security agreements to be filed with the United States Patent and Trademark Office;

                  (iii) the Subsidiary Guarantee Agreement, duly executed by the parties thereto;

                  (iv) the Pledge Agreement, duly executed by the parties thereto;

                  (v) the Registration Rights Agreement, duly executed by the parties thereto;

                  (vi) from each Loan Party, a certificate signed by an Authorized Signatory of such Loan Party in substantially the form of Exhibit C attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of such Loan Party, together with the following attachments: (A) a copy of the Certificate of Incorporation of such Loan Party, certified to be true, complete and correct by the applicable Secretary of State, (B) a true, complete and correct copy of the by-laws of such Loan Party, (C) a true, complete and correct copy of the resolutions of the Board of Directors of such Loan Party authorizing the borrowing hereunder and/or the execution, delivery and performance by such Loan Party of the Loan Documents, and
         (D) certificates of good standing from each jurisdiction in which such Loan Party does business;

                  (vii) favorable written opinion(s) of Borrower's special counsel in form and substance reasonably satisfactory to Lender and its counsel, which opinion(s) shall cover such matters relating to the Loan Documents and the transactions contemplated hereunder as Lender and its counsel shall reasonably request;

                  (viii) consent of First Union Commercial Corporation in connection with the Master Equipment Lease Agreement dated as of March 14, 2000 between the Borrower and First Union Commercial Corporation;

                  (ix) copies of any pay-off letters, termination statements, canceled mortgages and the like required by Lender in connection with the removal of any Liens (other than Permitted Liens) against the assets of Borrower and its Subsidiaries;

                  (x) the Business Plan; and

                  (xi) all such other documents or information (including without limitation, information regarding the assets, capitalization, litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contacts, agreements for Indebtedness, salary structure, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries) as Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

         (b) Lender shall have received a commitment fee payable by Borrower to Lender in the form of Warrants to purchase 40,000 shares of Common Stock (as equitably and proportionately adjusted for stock splits, combinations, stock dividends, reorganizations and reclassifications), which commitment fee shall be fully earned when paid and non-refundable;

         (c) Lender shall have received evidence reasonably satisfactory to it that (i) all Necessary Authorizations for the transaction contemplated hereunder have been obtained and (ii) there exists no action, suit, proceeding at law or in equity, claim, investigation or dispute pending, which purports to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby;

         (d) Lender shall have received Lien search results with respect to Borrower from all appropriate jurisdictions and filing offices;

         (e) No Material Adverse Effect shall have occurred since January 31, 2001;

         (f) Lender shall have received evidence reasonably satisfactory to it that Borrower has entered into the unsecured debt facilities and equity offerings (collectively, the "Financing Transactions") described in the term sheets previously provided to Lender and Lender shall have received true and complete, fully executed copies of all agreements, documents and instruments related thereto (the "Financing Documentation"), which Financing Documentation shall be in form and substance reasonably satisfactory to Lender; and

         (g) Lender shall have received payment of any expenses referenced in
Section 10.2(a) for which Lender has been invoiced as of the Closing Date; provided however, that nothing contained in this Section 4.1(g) shall relieve Borrower from its obligation under this Agreement to pay for any expenses referenced in Section 10.2(a) that arise or are invoiced after the Closing Date.

         Section 4.2 Conditions Precedent to Each Advance. The obligation of Lender to undertake the Commitment and to make any Advance hereunder is subject to the prior fulfillment of each of the following conditions or the waiver thereof by Lender:

         (a) Lender shall have received, in form and substance reasonably satisfactory to Lender, a duly executed Request for Advance;

         (b) Lender shall have received a certificate executed by the chief financial officer of Borrower certifying (i) the Receivables Value and (ii) the Coverage Ratio (after giving effect to such Advance);

         (c) All of the representations and warranties of Borrower under this Agreement, which, pursuant to Section 5.3 hereof, are made at and as of the time of such Advance, shall be true and correct in all material respects at such time, both before and after giving effect to the application of the proceeds of the Advance, and Lender shall have received a certificate (which may be a Request for Advance) to that effect signed by the Authorized Signatory of Borrower in his representative capacity on behalf of Borrower, and not individually, and dated the date of such Advance;

         (d) The incumbency of the Authorized Signatories shall be as stated in the certificate of incumbency contained in the certificate of Borrower delivered pursuant to Section 4.1 hereof or as subsequently modified and reflected in a certificate of incumbency delivered to Lender; and

         (e) There shall not exist on the date of such Advance and after giving effect thereto, a Default or Event of Default hereunder.

         (f) There shall not have been initiated any litigation, legal or administrative proceeding or other action of any nature in connection with Capital Z's ownership of any of Borrower's securities or Capital Stock.

                                    ARTICLE 5

                         REPRESENTATIONS AND WARRANTIES

         Section 5.1 General Representations and Warranties. In order to induce Lender to enter into this Agreement and to make Advances to Borrower, Borrower hereby agrees, represents, and warrants, on behalf of itself and each of its Subsidiaries, that:

         (a) Organization; Power; Qualification. Each of Borrower and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, has the corporate power and authority to own or lease and operate its properties and to carry on its business as now being and hereafter proposed to be conducted, and is duly qualified and is in good standing as a foreign corporation, and authorized to do business, in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified and/or in good standing, in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         (b) Authorization; Enforceability. Each of Borrower and its Subsidiaries has the power and has taken all necessary corporate action to authorize it to execute, deliver, and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with the terms thereof and to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Loan Documents to which Borrower or any of its Subsidiaries is a party has been duly executed and delivered by Borrower or such Subsidiary, as the case may be, and is, and each of the other Loan Documents to which Borrower or any of its Subsidiaries is a party is, a legal, valid and binding obligation of Borrower and each such Subsidiary, as the case may be, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

         (c) Subsidiaries. Borrower has no Subsidiaries or Affiliates other than those set forth in Schedule 5.1(c), and does not own or otherwise control, directly or indirectly, any interest in any corporation, association or business entity other than as set forth on Schedule 5.1(c). Borrower is not a participant in any joint venture, partnership or similar arrangement.

         (d) Capitalization. As of February 28, 2001, the authorized Capital Stock of Borrower consists of:

                  (i) 100,000,000 shares of Common Stock, $.01 par value (the "Common Stock"), of which 18,737,441 shares are outstanding. Under Borrower's 1997 Stock Option Plan, its 1998 Stock Option Plan, its Amended and Restated 1999 Stock Option Plan and its 2001 Stock Option Plan (collectively, the "Option Plans"), (x) 894,668 shares of Common Stock have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (y) options to purchase 5,126,569 shares of Common Stock have been granted and are currently outstanding and (z) 3,199,603 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of Borrower.

                  (ii) 10,000,000 shares of Series A Convertible Preferred Stock, $.01 par value, (none of which are issued and outstanding prior to the Closing). Borrower has reserved 3,900,000 shares of Common Stock for issuance upon conversion of such Preferred Stock.

                  (iii) Borrower has reserved 8,326,172 shares of Common Stock for issuance to officers, directors, employees or consultants pursuant to the Option Plans. Except (x) as set forth in Schedule 5.1(d), (y) for options granted pursuant to the Option Plans, and (z) as contemplated under this Agreement and the

         Financing Transactions, there are no options, calls, warrants, conversion privileges, preemptive rights, rights of first refusal or other commitments or rights of any character whatsoever to which Borrower is bound, presently outstanding or in existence with respect to the purchase or other acquisition of any of the authorized but unissued Capital Stock of Borrower.

                  (iv) All issued and outstanding shares of Borrower's Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

         (e) No Conflict. The execution, delivery, and performance of this Agreement and each of the other Loan Documents in accordance with the terms thereof and the consummation of the transactions contemplated hereby and thereby do not and will not (i) violate any Applicable Law, (ii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws of Borrower or any of its Subsidiaries or under any material indenture, agreement, or other instrument to which Borrower is a party or by which it or any of its properties may be bound, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by Borrower or any of its Subsidiaries, except Permitted Liens.

         (f) Necessary Authorizations. Each of Borrower and its Subsidiaries has obtained all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. None of said Necessary Authorizations are the subject of any pending or, to the best of Borrower's knowledge, threatened attack or revocation, by the grantor of the Necessary Authorizations. Neither Borrower nor any of its Subsidiaries is required to obtain any additional Necessary Authorizations in connection with the execution, delivery, and performance, in accordance with the terms of this Agreement or any other Loan Document, and the borrowing hereunder.

         (g) Title to Properties. Each of Borrower and its Subsidiaries has good, marketable, and legal title to, or a valid leasehold interest in, all of its material properties and assets, and none of such properties or assets is subject to any Liens other than Permitted Liens.

         (h) Taxes. All material federal, state, and other tax returns of Borrower and each of its Subsidiaries required by law to be filed have been duly filed, and all material federal, state, and other taxes, assessments, and other governmental charges or levies upon Borrower and each of its Subsidiaries and any of their respective properties, income, profits, and assets, which are due and payable, have been paid, except any payment of any of the foregoing which Borrower or the applicable Subsidiary is currently contesting in good faith by appropriate proceedings and with respect to which reserves have been provided on the books of Borrower or such Subsidiary. The charges, accruals, and reserves on the books of Borrower or any of its Subsidiaries in respect of taxes are, in the reasonable judgement of Borrower, adequate. Except as set forth on Schedule 5.1(h), neither Borrower nor any of its Subsidiaries is presently being audited by, or received notice of any future audit from, the Internal Revenue Service or any other tax authority.

         (i) Financial Statements.

                  (a) Borrower has heretofore furnished to Lender balance sheets and statements of operations, changes in shareholders' equity (deficit) and cash flows of Borrower (i) dated as of December 31, 1998 and 1999 and audited by and accompanied by the opinion of independent public accountants, and (ii) dated as of September 30, 2000 for the nine-month period then ended and prepared by management. Such balance sheets and statements of income and cash flows present fairly in all material respects the consolidated financial condition and results of operations of Borrower and its consolidated Subsidiaries as of the dates and for the periods indicated, and such audited balance sheets and the notes thereto disclose all material liabilities, direct and contingent, of Borrower and its Subsidiaries, as of the dates thereof, that are required to be disclosed in accordance with GAAP.

                  (b) The Borrower has heretofore furnished to Lender projected income statements, balance sheets and cash flows of Borrower on a consolidated basis for a four year period (quarterly for the remainder of 2001 and quarterly for 2002 and annually for the following two years), such projections disclosing all material assumptions made by Borrower in formulating such projections and giving effect to the Transactions. The projections are based upon estimates and assumptions, all of which were believed by management to be reasonable in light of the conditions which existed at the time the projections were made and have been prepared on the basis of the assumptions stated therein.

                  (c) The financial statements referred to in Section 5.1(i)(a) have been prepared in accordance with GAAP, except that the unaudited statements do not contain footnotes and are subject to year-end audit adjustments.

         (j) No Adverse Change. Since January 31, 2001, there has occurred no event which has had, or could reasonably be expected to have, a Material Adverse Effect on Borrower, any of its Subsidiaries.

         (k) Investments and Guaranties. As of the Closing Date, neither Borrower nor any of its Subsidiaries has made investments in, advances to, or guaranties of, the obligations of any Person, except as reflected in the financial statements referred to in Section 5.1(i) above, or otherwise expressly set forth herein or disclosed to Lender in writing.

         (l) Liabilities, Litigation. As of the Closing Date, except for liabilities incurred in the normal course of business and liabilities incurred in connection with the Financing Transactions, neither Borrower nor any of its Subsidiaries has any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed or referred to in the financial statements referred to in Section 5.1(i) above or otherwise disclosed to Lender in writing. As of the Closing Date, except as described on Schedule 5.1(l) attached hereto, there is no litigation, legal or administrative proceeding, investigation, or other action of any nature pending or, to the best knowledge of Borrower, threatened against or affecting Borrower, or any of its properties that involves an amount in controversy in excess of $100,000 or that is not covered by insurance. None of such litigation disclosed on Schedule 5.1(l), individually or collectively, involves the possibility of any judgment or liability not fully covered by insurance, or, if determined adversely to Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

         (m) ERISA. Borrower, each of its Subsidiaries, each of its ERISA Affiliates and its Plans are in compliance with ERISA and the Code in all material respects. None of the Plans sponsored by Borrower or any of its Subsidiaries, or to which Borrower or any of its Subsidiaries contributes, are subject to Section 302 or Title IV of ERISA. Borrower, each of its Subsidiaries and each of Borrower's ERISA Affiliates have complied in all material respects with all requirements of ERISA Sections 601 through 608 and Code Section 4980B. None of Borrower, its Subsidiaries and its ERISA Affiliates has made any promises of retirement or other benefits to employees, except as set forth in the Plans. No such Plans or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA, or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in
Section 406 of ERISA or Section 4975 of the Code) which would subject such Plans or any other Plans of Borrower, any of its Subsidiaries, any of its ERISA Affiliates, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plans or any such trust to the penalty or tax on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code. None of Borrower, its Subsidiaries and its ERISA Affiliates is a participant in or is obligated to make any payment to a Multiemployer Plan.

         (n) Intellectual Property. Except as set forth on Schedule 5.1(n) attached hereto, or as otherwise disclosed to Lender in writing, neither Borrower nor any of its Subsidiaries owns any registered patents, trademarks, service marks or copyrights and has no pending registration applications with respect to patents, trademarks, service marks or copyrights. No other patents, trademarks, service marks or copyrights are necessary for the operation of the business of Borrower and its Subsidiaries.

         (o) Compliance with Law; Absence of Default. Each of Borrower and its Subsidiaries is in compliance with all Applicable Laws (except to the extent that the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect) and with all provisions of its certificate or articles of incorporation and by-laws, and no event has occurred or has failed to occur which has not been remedied or waived, the occurrence or non-occurrence of which constitutes (i) a Default or (ii) a default by Borrower or any of its Subsidiaries under any other material indenture, agreement, or other instrument, or any judgment, decree, or order to which Borrower or any of its Subsidiaries is a party or by which Borrower, any of its Subsidiaries or any of their respective properties may be bound.

         (p) Compliance with Regulations U and X. Neither Borrower nor any of its Subsidiaries is engaged principally in, or has as one of its important activities, the business of purchasing or carrying, or extending credit for the purpose of purchasing or carrying, any margin stock within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System.

         (q) Solvency. Borrower has received, or has the right hereunder to receive, consideration which is the reasonably equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent as defined in Section 101 of Title 11 of the United States Code or any applicable state insolvency statute, nor, after giving effect to the consummation of the transactions contemplated herein, will Borrower be rendered insolvent by the execution and delivery of this Agreement or the Note to Lender. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         (r) Environmental Matters. Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof Borrower has reasonably concluded that such Environmental Laws and Environmental Claims could not, individually or in the aggregate, be expected to have a Material Adverse Effect.

         (s) Name of Borrower. Except as set forth on Schedule 5.1(s), neither Borrower nor any of its Subsidiaries has changed its name within the preceding five (5) years from the Closing Date nor has Borrower or any of its Subsidiaries transacted business under any other name or trade name.

         (t) Regulated Entities. Neither Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by Borrower of this Agreement nor the issuance of the Note violates any provision of such Act or requires any consent, approval, or authorization of, or registration with, any governmental or public body or authority pursuant to any of the provisions of such Act. Borrower is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other federal or statute or regulation limiting its ability to incur Indebtedness.

         (u) No Material Misstatements. The information, reports, financial statements, exhibits or schedules, taken as a whole, furnished by or on behalf of the Loan Parties to Lender in connection with any of the Transactions or this Agreement or any Loan Document or included therein, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, misleading in any material respect; provided, however, that to the extent any such information, report, financial statement, exhibit or schedule was based upon or constitutes a forecast or projection, the Borrower represents only that it acted in good faith and used reasonable assumptions based on information available to it at the time of preparation thereof and due care in the preparation of such information, report, financial statement, exhibit or schedule.

         (v) Ownership of Shares. Upon the issuance and delivery of the Common Stock issuable to Lender pursuant to any Warrant issued in connection with this Agreement, the Common Stock will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges and encumbrances, other than any liens, charges or encumbrances created by Lender. The delivery of the Common Stock issued to Lender will transfer good and valid title to, and beneficial ownership of, the Common Stock, other than as a result of any encumbrances, liens and claims described in the preceding sentence. The issuance of the Common Stock pursuant to this Agreement will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

         (w) Registration Rights and Voting Rights. Except as set forth on
Schedule 5.1(w), as of the Closing Date, Borrower will not be under any contractual obligation to register any of its securities or any of its securities which may hereafter be issued, other than Borrower's securities issued or issuable pursuant to this Agreement and the other Loan Documents. To Borrower's knowledge, no stockholder of Borrower has entered into any agreement with respect to the voting of equity securities of Borrower.

         (x) Offering. The offer, sale and issuance to Lender hereunder of the Warrants (or Common Stock or other Capital Stock issued to Lender upon the exercise thereof (collectively, the "Agreement Securities")) will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither Borrower nor any agent on its behalf has solicited or will solicit any offers to buy or has offered to sell or will offer to sell all or any part of the Agreement Securities to any person or persons so as to bring the sale of such by Borrower within the registration provisions of the Securities Act or any state securities laws.

         (y) Insurance. As of the Closing Date, Borrower and its Subsidiaries are insured in accordance with Section 6.5 hereof.

         (z) Deposit Accounts with Financial Institutions. As of the Closing Date, Borrower and its Subsidiaries do not maintain any deposit account with any bank or other financial institution other than those listed on Schedule 5.1(z).

         (aa) ERISA Party In Interest. Neither Borrower nor any Subsidiary Guarantor is (or will be) a party in interest under Section 3(14) of ERISA with respect to the employee benefit plans invested in Lender except solely by reason of providing services to such plans or by reason of having a relationship with a person providing services to the plan as follows: a relative of a service provider; an entity beneficially or otherwise owned 50 percent or more by a service provider; or an employee, officer, director of, or 10 percent or more owner or joint venturer in, a service provider.

         Section 5.2 Investment Representations. Lender is acquiring the Warrants purchased hereunder for its own account for investment purposes and not with a view to distribution thereof. Lender understands that the Warrants have not been registered under the Securities Act or the securities laws of any state and must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities laws or unless an exemption from such registration becomes or is available. Lender is an "accredited investor" for the purposes of Regulation D under the Securities Act.

         Section 5.3 Survival of Representations and Warranties. All representations and warranties made under this Agreement (other than those that specifically refer to an earlier date) shall be deemed to be made, and shall be true and correct in all material respects, at and as of the Closing Date and the date of each Advance, except to the extent previously fulfilled in accordance with the terms hereof and to the extent subsequently inapplicable and except as disclosed in writing to Lender. All representations and warranties made under this Agreement shall survive, and not be waived by, the execution hereof by Lender, any investigation or inquiry by Lender, or the making of any Advance under this Agreement.

                                    ARTICLE 6

                                GENERAL COVENANTS

         Borrower covenants and agrees that, so long as any of the Obligations are outstanding and unpaid or Borrower shall have the right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 6.1 Preservation of Existence and Similar Matters. Borrower will, and will cause each of its Subsidiaries to, (i) preserve and maintain its existence, rights, franchises, licenses, and privileges in its jurisdiction of incorporation including, without limitation, all Necessary Authorizations, except where the failure to have any such rights, franchises, licenses or privileges could not be reasonably expected to have a Material Adverse Effect and (ii) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except where the failure to be so qualified and/or in good standing, in the aggregate could not reasonably be expected to have a Material Adverse Effect.

         Section 6.2 Compliance with Applicable Law. Borrower will, and will cause each of its Subsidiaries to, comply with the requirements of all Applicable Law in all material respects.

         Section 6.3 Maintenance of Properties and Assets. Borrower will, and will cause each of its Subsidiaries to, maintain in the ordinary course of business in good repair, working order, and condition, normal wear and tear excepted, all equipment and other fixed assets used or useful in its business (whether owned or held under lease), and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments, and improvements thereto.

         Section 6.4 Accounting Methods and Financial Records. Borrower will, and will cause each of its Subsidiaries to, maintain a system of accounting reasonably acceptable to Lender, and will keep adequate records and books of account in which complete entries will be made in accordance with such system of accounting.

         Section 6.5 Insurance. Borrower will, and will cause each of its Subsidiaries to:

         (a) Maintain insurance, including, but not limited to, public liability coverage insurance and business interruption insurance, from responsible companies in at least such amounts and against at least such risks as are usually insured against in the same general area by companies engaged in the same or similar business; and

         (b) Keep their respective properties and assets insured by responsible companies against such risks, and in at least such amounts, as are usually insured against by companies engaged in the same or a similar business.

         Section 6.6 Payment of Taxes and Claims. Borrower will, and will cause each of its Subsidiaries to, pay and discharge income taxes, if any, and all material taxes, assessments, and governmental charges or levies imposed upon it or its income or profit or upon any properties belonging to it prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which have become due and payable and which by law have or may become a Lien upon any of its properties or assets; except that, no such tax, assessment, charge, levy, or claim need be paid which is being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy, or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale, or similar proceedings shall have been commenced and remain unstayed for a period thirty (30) days after such commencement. Borrower shall, and shall cause each of its Subsidiaries to, timely file all information returns required by federal, state, or local tax authorities.

         Section 6.7 Visits and Inspections. Borrower will, and will cause each of its Subsidiaries to, permit representatives of Lender to (a) visit and inspect the properties of Borrower or such Subsidiary, as the case may be, during normal business hours, (b) inspect and make extracts from and copies of the books and records of Borrower or such Subsidiary, as the case may be, and
(c) discuss with its respective principal officers its businesses, assets, liabilities, financial positions, results of operations, and business prospects.

         Section 6.8 Payment of Indebtedness. Borrower will, and will cause each of its Subsidiaries to, pay any and all of its Indebtedness when and as the same becomes due in the ordinary course of business, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside.

         Section 6.9 Conduct of Business. Borrower shall, and shall cause each of its Subsidiaries to, continue to engage in the business in which it is currently engaged.

         Section 6.10 ERISA. Borrower shall, and shall cause each of its Subsidiaries to, at all times, be in material compliance with all ERISA requirements under ERISA.

         Section 6.11 Further Assurances. Borrower at its expense will promptly execute and deliver to Lender, or cause to be executed and delivered to Lender, all such other and further documents, agreements, and instruments in compliance with or required pursuant to the covenants and agreements of Borrower and its Subsidiaries in the Loan Documents, including this Agreement, or to correct any obvious omissions in the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith as may be requested by Lender.

         Section 6.12 Indemnity. Borrower, for itself and on behalf of each of its Subsidiaries, will indemnify and hold harmless Lender and each of its employees, representatives, officers and directors from and against any and all claims, liabilities, losses, damages, actions, fees and expenses of counsel for Lender, and demands by any party, including the costs of investigating and defending such claims (a) resulting from any breach or alleged breach by Borrower or any of its Subsidiaries of any representation, warranty, or covenant made hereunder or under any other Loan Document; (b) arising out of or in connection with (i) the Commitment, the Advance or otherwise under this Agreement or any other Loan Document, including, without limitation, the taking of collateral security for the Obligations, the use of the proceeds of the Advance hereunder in any fashion by Borrower or any of its Subsidiaries, or the performance of their respective obligations under the Loan Documents by Borrower or any of its Subsidiaries, (ii) allegations of any participation by Lender in the affairs of Borrower or any of its Subsidiaries, or allegations that Lender has any joint liability with Borrower or any of its Subsidiaries for any reason, or (iii) any claims against Lender by any shareholder, partner, or other investor in or lender to Borrower or any of its Subsidiaries, by any brokers or finders or investment advisers or investment bankers retained by Borrower or by any other third party, arising out of the Commitment, the Advance or otherwise under this Agreement or any other Loan Document; or (c) in connection with taxes (other than income taxes), fees, and other charges payable in connection with the Advance, or the execution, delivery, recording, and enforcement of this Agreement, the other Loan Documents, and any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case by a final, non-appealable judicial order. The obligations of Borrower and its Subsidiaries under this
Section 6.12 are in addition to, and shall not otherwise limit, any liabilities which Borrower or any of its Subsidiaries might otherwise have in connection with any warranties or similar obligations of Borrower or such Subsidiary in any other agreement or instrument or for any other reason.

         Section 6.13 Environmental Matters. Borrower shall, and shall cause each of its Subsidiaries to, conduct its business operations so as to not violate any Environmental Laws.

         Section 6.14 Subsidiary Guarantors. Borrower shall cause each of its current and future Subsidiaries (with respect to such future Subsidiaries, immediately upon such entity becoming a Subsidiary) to execute the Subsidiary Guarantee Agreement (or a supplement thereto).

         Section 6.15 Coverage Ratio. Borrower shall cause the Coverage Ratio to be at least 150% at all times.

         Section 6.16 Union Covenants.

         (a) In the event of, at any time from the date hereof until the Maturity Date, any attempt by any union to organize or seek to represent employees of Borrower or any of its Subsidiaries, Borrower shall, and shall cause its Subsidiaries and Affiliates to, recognize the union as the representative of its workers upon a showing of majority support through a formal gathering of cards for the union in an appropriate unit.

         (b) In connection with any organizing done by a union, Borrower recognizes the right of its employees (and those of its Subsidiaries) to choose their bargaining representative without interference from their employer. Accordingly, from the date hereof until the Maturity Date, Borrower shall, and shall cause its Subsidiaries and Affiliates to, and its and their respective officers, directors, employees and agents to, refrain from its or their support of or opposition to the union and from actively campaigning in an opposition to the designation of such union as the representative of such employees.

                                    ARTICLE 7

                              INFORMATION COVENANTS

         Borrower covenants and agrees that, so long as any of the Obligations are outstanding and unpaid or Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled), it will furnish or cause to be furnished to Lender:

         Section 7.1 Financial Statements and Information.

         (a) As soon as available, but not later than one hundred twenty (120) days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2000), audited consolidated financial statements for Borrower and its Subsidiaries, which statements shall contain a copy of the balance sheet as of the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a recognized independent public accounting firm reasonably acceptable to the Lender (the "Independent Auditor") which opinion shall state that such consolidated financial statements present fairly the financial position of Borrower for the periods indicated in conformity with GAAP. Such opinion shall not be limited because of a restricted or limited examination by the Independent Auditor of any material portion of Borrower's records. Borrower may satisfy its obligations under this Section 7.1(a) by delivering to Lender its annual report or Form 10-K as filed with the SEC.

         (b) As soon as available, but not later than sixty (60) days after the end of each of the first three Fiscal Quarters of each fiscal year (commencing with the Fiscal Quarter ended March 31, 2001), unaudited consolidated financial statements for Borrower and its Subsidiaries, which statements shall contain a copy of the balance sheet as of the end of such quarter and the related statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by Borrower's chief financial officer as fairly presenting the financial position and the results of operations of Borrower. Borrower may satisfy its obligations under this Section 7.1(b) by delivering to Lender its quarterly report on Form 10-Q filed with the SEC.

         (c) As soon as available, but not later than thirty (30) days after the end of the first two months of each Fiscal Quarter (commencing with February, 2001), unaudited consolidated financial statements for Borrower and its Subsidiaries, which statements shall contain a copy of the balance sheet as of the end of such month and the related statements of income, cash and cash forecasts for the period commencing on the first day and ending on the last day of such month, and certified by Borrower's chief financial officer as fairly presenting the financial position and the results of operations of borrower.

         (d) As soon as available, but not later than thirty (30) days after the end of each month, a certified aging report on all Receivables, certified by the Borrower's chief financial officer, which report shall also include an identification of any Receivables (including the identity of the Person obligated thereunder) owed by a Person not previously obligated to Lender under any Receivable set forth (with respect to any aging report other than the initial aging report delivered hereunder) in the immediately preceding aging report delivered hereunder.

         Section 7.2 Compliance Reports. Within thirty (30) days after the end of each calendar month, a Compliance Report executed by Borrower's chief financial officer, (A) stating that, to the best of his or her knowledge, no Default or Event of Default has occurred as at the end of such month, or, if a Default or an Event of Default has occurred, disclosing each such Default or Event of Default and its nature, when it occurred, whether it is continuing, and the steps being taken by Borrower with respect to such Default or Event of Default; and (B) setting forth, in reasonable detail, the calculations used to determine Borrower's attainment or non-attainment of the financial targets set forth in Section 3.1(b); and (C) setting forth, in reasonable detail, the calculations used to determine Borrower's maintenance of the Coverage Ratio during such calendar month.

         Section 7.3 Access to Accountants. Borrower hereby authorizes Lender to discuss the financial condition of Borrower and its Subsidiaries with Borrower's independent public accountants.

         Section 7.4 Notice of Litigation and Other Matters. Prompt notice (and, in any event notice within three (3) Business Days of Borrower's receipt of notice (or knowledge) of the occurrence thereof) of any of the following events after Borrower has received notice or otherwise becomes aware thereof:

         (a) the commencement of any material proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, Borrower or any of its Subsidiaries or any Necessary Authorizations;

         (b) any change with respect to the business, assets, liabilities, financial position, results of operations of Borrower or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect;

         (c) any Default or Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute a default by Borrower or any of its Subsidiaries under any material agreement, other than this Agreement and the other Loan Documents, to which Borrower or any of its Subsidiaries is a party or by which any of their respective properties may be bound, which reasonably could be expected to have a Material Adverse Effect, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto;

         (d) the occurrence of any event subsequent to the Closing Date which, if such event had occurred prior to the Closing Date, would have constituted an exception to the representation and warranty in Section 5.1(l) hereof; and

         (e) the occurrence of any "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the Trustee of any such Plan with respect to such Plan.

                                    ARTICLE 8

                               NEGATIVE COVENANTS

         Borrower covenants and agrees that, so long as any of the Obligations are outstanding and unpaid or Borrower has a right to borrow hereunder (whether or not the conditions to borrowing have been or can be fulfilled):

         Section 8.1 Indebtedness. Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur, or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

         (a) Indebtedness to Lender arising under this Agreement, and the other Loan Documents;

         (b) Trade or accounts payable and/or similar obligations, and accrued expenses, incurred in the ordinary course of business (other than Indebtedness for borrowed money);

         (c) Indebtedness with respect to capitalized lease obligations and purchase money Indebtedness of Borrower or any of its Subsidiaries not to exceed the aggregate sum of $3,000,000;

         (d) Indebtedness arising under the Financing Transactions, so long as the outstanding principal amount of such Indebtedness does not exceed in the aggregate, $7,500,000;

         (e) other Indebtedness for borrowed money or arising from financing or factoring arrangements with Other Lenders pursuant to Section 3.1(a)(i);

         (f) Indebtedness with respect to taxes, assessments, governmental charges or levies which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of Borrower or its Subsidiaries, as the case may be;

         (g) Indebtedness existing on the date hereof and described on Schedule 8.1(g);

         (h) Indebtedness owing to Borrower by any Subsidiary Guarantor or owing to any Subsidiary Guarantor by Borrower; and

         (i) any refinancing of any of the Indebtedness permitted pursuant to the preceding clauses of this Section 8.1; provided, however, that the original aggregate principal amount of such Indebtedness is not increased pursuant to such refinancing.

         Section 8.2 Guaranties. Borrower will not, and will not permit any of its Subsidiaries to, at any time guarantee or enter into or assume any guaranty, or be obligated with respect to, or permit to be outstanding, any guaranty except for guaranties made in the ordinary course of the business by Borrower of obligations of any Subsidiary, which obligations are otherwise permitted under this Agreement.

         Section 8.3 Liens. Borrower will not, and will not permit any of its Subsidiaries to, create, assume, incur, or permit to exist or to be created, assumed, or permitted to exist, directly or indirectly, any Lien on any of its property, real or personal, now owned or hereafter acquired, except for Permitted Liens.

         Section 8.4 Restricted Payments and Purchases. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or Restricted Purchase, or set aside any funds for any such purpose; provided, however, that any Subsidiary of Borrower or Borrower may make Restricted Payments to Borrower or a Subsidiary of Borrower.

         Section 8.5 Investments. Borrower will not, and will not permit any of its Subsidiaries to, make any loan or advance (other than loans to employees described on Schedule 8.5 and additional loans approved by the Board of Directors of Borrower or any of its Subsidiaries to officers thereof in an aggregate amount (with respect to all such loans) not to exceed $1,000,000 at any time) to, or otherwise acquire for consideration evidences of Indebtedness, Capital Stock, partnership interests or other securities of or equity interests in any Person other than Borrower or its Subsidiaries.

         Section 8.6 Affiliate Transactions. Borrower shall not, and shall not permit any of its Subsidiaries to, enter into any transaction or series of transactions (including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service) whether or not in the ordinary course of business, with any Affiliate of any of the Loan Parties other than on fair and reasonable terms no less favorable to Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, however, that the foregoing restriction shall not prohibit the transaction contemplated by the agreements listed in Schedule 8.6.

         Section 8.7 Liquidation; Change in Ownership, Name, or Year; Disposition or Acquisition of Assets. Borrower shall not, and shall not permit any of its Subsidiaries to, at any time:

         (a) Liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up its business;

         (b) Sell, lease, abandon, transfer or otherwise dispose of, in a single transaction or a series of related transactions, any assets, property or business except (i) in the ordinary course of business at the fair market value thereof and for cash or cash equivalents, (ii) for physical assets used, consumed or otherwise disposed of in the ordinary course of business, and (iii) the sale of Receivables in connection with factoring arrangements permitted by
Section 8.1(e);

         (c) Become a partner or joint venturer with any third party;

         (d) Acquire (i) all or any substantial part of the assets, property or business of, or (ii) any assets that constitute a division or operating unit of the business of, any other Person;

         (e) Merge or consolidate with any other Person or conduct a reorganization or recapitalization of its Capital Stock;

         (f) Change its corporate name without giving Lender thirty (30) days prior written notice of its intention to do so and complying with all requirements of Lender in regard thereto;

         (g) Create any Subsidiary; provided, however, that Borrower may create any such Subsidiary so long as (x) such Subsidiary executes a Subsidiary Guarantee Agreement and (y) such Subsidiary's stock is pledged to Lender pursuant to a Pledge Agreement; and

         (h) Change its year-end for accounting purposes from December 31.

         Section 8.8 Amendment and Waiver. Borrower shall not, without the prior written consent of Lender, enter into any amendment, or agree to or accept any waiver, of its certificate or articles of incorporation or by-laws.

         Section 8.9 ERISA Liability. Neither Borrower nor any of its Subsidiaries shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur an event which could result in the imposition of a Lien under
Section 302 or 4068 of ERISA or cause or permit to occur an ERISA Event to the extent such ERISA Event could reasonably be expected to have a Material Adverse Effect.

         Section 8.10 Negative Pledge. Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any agreement with any Person that prohibits or restricts or limits the ability of Borrower or any such Subsidiary to create, incur, pledge, or suffer to exist any Lien upon any assets of Borrower or any such Subsidiary.

         Section 8.11 No Additional Deposit Accounts. Borrower shall not, and shall not permit it Subsidiaries to, maintain any deposit account with any bank or other financial institution other than those listed on Schedule 5.1(z) and those deposit accounts (which shall not contain more than $2,500 at any time) maintained with state regulatory authorities in connection with Borrower's obtainment and maintenance of its mortgage broker's licenses in certain jurisdictions without first notifying Lender within five (5) Business Days prior to establishing any such deposit account.

                                    ARTICLE 9

                                     DEFAULT

         Section 9.1 Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule, or regulation of any governmental or non-governmental body:

         (a) Any representation or warranty made or deemed made by Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made;

         (b) Borrower shall (i) default in the payment when due of any principal of or interest on any or all of the Advances, or (ii) default, and such default shall continue for five (5) or more days, in the payment when due of any fees or any other amounts owing hereunder or under any other Loan Document;

         (c) Any Loan Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Article 7 or 8 of this Agreement, or (ii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in Section 9.1(a), 9.1(b) or clause (i) of this Section 9.1(c)) contained in this Agreement or any of the other Loan Documents and such default, in the case of the preceding clauses (i) and (ii), shall continue unremedied for a period of at least 30 days after Borrower obtains knowledge thereof including as a result of written notice to the defaulting party by Lender;

         (d) There shall occur any Change of Control;

         (e) There shall be entered a decree or order for relief in respect of Borrower or any of its Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator, or similar official of Borrower or any of its Subsidiaries or of any substantial part of any of their respective properties, or ordering the winding-up or liquidation of the affairs of Borrower or any of its Subsidiaries or an involuntary petition shall be filed against Borrower or any of its Subsidiaries and a temporary stay entered, and (i) such involuntary petition and stay shall not be diligently contested, or (ii) any such involuntary petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

         (f) Borrower or any of its Subsidiaries shall file a petition, answer, or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or Borrower or any of its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator, or other similar official of Borrower or any of its Subsidiaries or of any substantial part of any of their respective properties, or Borrower or any of its Subsidiaries shall fail generally to pay its debts as they become due, or Borrower or any of its Subsidiaries shall take any action in furtherance of any such action;

         (g) One or more judgments or decrees shall be entered against any Loan Party involving a liability of $100,000 or more in the case of any one such judgment or decree and $500,000 or more in the aggregate for all such judgments and decrees for all Loan Parties (all to the extent not covered by insurance with respect to which such Loan Party shall have delivered to Lender a written acknowledgement from the applicable insurance carrier of its unconditional liability to pay such judgment and related costs) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal for a period of sixty (60) consecutive days at any time after the entry thereof;

         (h) [Intentionally left blank]

         (i) (A) Any Loan Party shall (1) default in any payment with respect to any Indebtedness (other than the Obligations but including Indebtedness evidenced by the Financing Transactions) beyond the period of grace, if any, applicable thereto or (2) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations but including Indebtedness evidenced by the Financing Transactions) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness of any Loan Party shall be declared to be due and payable prior to the stated maturity thereof, provided that it shall not constitute an Event of Default pursuant to clauses (A) or (B) above unless the principal amount of all Indebtedness referred to in clauses (A) and (B) above exceeds $100,000 at any one time;

         (j) All or any portion of any Loan Document shall at any time and for any reason be declared to be null and void, or a proceeding shall be commenced by Borrower, any of its Subsidiaries or any of respective Affiliates, or by any governmental authority having jurisdiction over Borrower, any of its Subsidiaries or any of its Affiliates, seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or Borrower, or any of its Subsidiaries or any of its Affiliates shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document;

         (k) Borrower defaults under any of its material obligations beyond the period of grace, if any, applicable thereto, under the agreements, contracts or documents executed in connection with the Financing Transactions; or

         (l) Borrower shall fail to maintain the Coverage Ratio at the end of each month, as reported in each Compliance Report delivered in accordance with
Section 7.2.

         Section 9.2 Remedies. If an Event of Default shall have occurred and be continuing, and until such Event of Default is waived in writing by Lender,

         (a) With the exception of an Event of Default specified in Section 9.1(e) or (f) hereof, Lender may (i) terminate the Commitment, or (ii) declare the principal of and interest on the Advances and the Note and all other Obligations to be forthwith due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding, or both.

         (b) Upon the occurrence and continuance of an Event of Default specified in Sections 9.1(e) or (f) hereof, such principal, interest, and other Obligations shall thereupon and concurrently therewith become due and payable, and the Commitment shall forthwith terminate, all without any action by Lender or any holder of the Note and without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the Note to the contrary notwithstanding.

         (c) Lender may exercise all of the post default rights granted to it under the Loan Documents or under Applicable Law. Lender shall have the right to the appointment of a receiver for the property and assets of Borrower and its Subsidiaries, and Borrower hereby consents, for itself and on behalf of its Subsidiaries, to such rights and such appointment and hereby waives any objection Borrower or any Subsidiary may have thereto or the right to have a bond or other security posted by Lender in connection therewith.

         (d) The rights and remedies of Lender hereunder shall be cumulative and not exclusive.

                                   ARTICLE 10

                                  MISCELLANEOUS

         Section 10.1 Notices.

         (a) All notices and other communications under this Agreement shall be in writing and shall be deemed to have been given five (5) days after deposit in the mail, designated as certified mail, return receipt requested, post-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service, or when sent by facsimile (provided confirmation is obtained and such notice or communication is thereafter deposited in the mail, postage prepaid) addressed to the party to which such notice is directed at its address or telephone number set forth below. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (i)  If to Borrower, to it at:

                       LendingTree, Inc.
                       11115 Rushmore Drive
                       Charlotte, North Carolina 28277
                       Attn: Keith Hall, Robert J. Flemma, Jr., Matt Packey Facsimile No. (704) 541-1824
                       with a copy to:

                       Kennedy Covington Lobdell & Hickman L.L.P.
                       100 North Tryon Street, Suite 4200
                       Charlotte, North Carolina 28202
                       Attention: Sean M. Jones, Esq.
                       Facsimile No. (704) 331-7598

                  (ii) If to Lender, to it at:

                       The Union Labor Life Insurance Company
                       111 Washington Avenue, N.W.
                       Washington, DC 20001
                       Attention: Mr. Robert Kennedy
                       Facsimile No. (202) 682-4690

                       with a copy to:

                       Paul, Hastings, Janofsky & Walker LLP
                       555 South Flower Street, 23rd Floor
                       Los Angeles, CA 90071
                       Attn: Craig S. Seligman, Esq.
                       Facsimile No. (213) 996-3307

         (b) Any party hereto may change the address to which notices shall be directed under this Section 10.1 by giving ten (10) days' written notice of such change to the other parties.

         Section 10.2 Expenses. Borrower agrees to promptly pay:

         (a) All reasonable out-of-pocket expenses of Lender in connection with the preparation, negotiation, execution, and delivery of this Agreement and the other Loan Documents, the transactions contemplated hereunder and thereunder, and the making of the initial Advance hereunder, including, but not limited to, the reasonable fees and disbursements of counsel for Lender;

         (b) All reasonable out-of-pocket expenses of Lender in connection with the administration of transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution, and delivery of any waiver, amendment, or consent by Lender relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of counsel for Lender; and

         (c) All reasonable out-of-pocket costs and expenses of Lender in connection with any restructuring, refinancing, or "work out" of the transactions contemplated by this Agreement, and of obtaining performance under this Agreement or the other Loan Documents, and all reasonable out-of-pocket costs and expenses of collection if default is made in the payment of the Note, which in each case shall include the reasonable fees and expenses of counsel for Lender, and the reasonable fees and expenses of any experts, agents, or consultants of Lender.

         Section 10.3 Waivers. The rights and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which it would otherwise have. No failure or delay by Lender in exercising any right shall operate as a waiver of such right. Lender expressly reserves the right to require strict compliance with the terms of this Agreement in connection with any funding of any Advance. In the event Lender decides to fund any Advance at a time when Borrower is not in strict compliance with the terms of this Agreement, such decision by Lender shall not be deemed to constitute an undertaking by Lender to fund any further Advances or preclude Lender from exercising any rights available to it under the Loan Documents or at law or equity. Any waiver or indulgence granted by Lender shall not constitute a modification of this Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by Lender at variance with the terms of the Agreement such as to require further notice by Lender of its intent to require strict adherence to the terms of the Agreement in the future. Any such actions shall not in any way affect the ability of Lender, in its discretion, to exercise any rights available to it under this Agreement or under any other agreement relating to Borrower, whether or not Lender is a party.

         Section 10.4 Set-Off. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, Lender and any subsequent holder or holders of the Note are hereby authorized by Borrower at any time or from time to time after any Event of Default has occurred and is continuing, without notice to Borrower or to any other Person, any such notice being hereby expressly waived to the extent permitted by Applicable Law, to set-off and to appropriate and apply any and all deposits (general or special, time or demand, including, but not limited to, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by Lender or such holder to or for the credit or the account of Borrower, against and on account of the obligations and liabilities of Borrower, to Lender or such holder under this Agreement, the Note, and any other Loan Document, including, but not limited to, all claims of any nature or description arising out of or connected with this Agreement, the Note, or any other Loan Document, irrespective of whether or not
(a) Lender or the holder of the Note shall have made any demand hereunder or (b) Lender shall have declared the principal of and interest on the Advance and the Note and other amounts due hereunder to be due and payable as permitted by
Section 10.2 hereof and although said obligations and liabilities, or any of them, shall be contingent or unmatured. Any sums obtained by Lender or by any subsequent holder of the Note shall be subject to the application of payment provisions of Article 2 hereof.

         Section 10.5 Assignment.

         (a) Borrower shall not assign or transfer any of its rights or obligations hereunder, under the Note or under any other Loan Document without the prior written consent of Lender.

         (b) Lender may assign, negotiate, pledge or otherwise hypothecate all or any portion of this Agreement, or grant participations herein, in all or any portion of the Advance or in any of its rights or security hereunder and under the other Loan Documents or any part thereof, including, without limitation, any instruments securing Borrower's obligations hereunder.

         Section 10.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         Section 10.7 Governing Law and Jurisdiction; Waiver of Jury Trial. (a) THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK (EXCLUDING ITS CHOICE OF LAW RULES) PROVIDED THAT LENDER SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

         (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, BOTH LOCATED IN NEW YORK CITY, NEW YORK (COLLECTIVELY, THE "NEW YORK COURTS"), AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF BORROWER AND LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE NEW YORK COURTS. EACH OF BORROWER AND LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN THE NEW YORK COURTS IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. BORROWER AND LENDER EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

         (b) BORROWER AND LENDER EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. BORROWER AND LENDER EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         Section 10.8 Severability. Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 10.9 Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

         Section 10.10 Entire Agreement. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein embody the entire Agreement and understanding among the parties hereto and thereto and supersede all prior agreements, understandings, and conversations relating to the subject matter hereof and thereof.

         Section 10.11 Amendment and Waiver. Neither this Agreement nor any term hereof may be amended orally, nor may any provision hereof be waived orally but only by an instrument in writing signed by Lender and by Borrower.

         Section 10.12 Other Relationships. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of Lender to enter into or maintain business relationships with Borrower, or any of its Affiliates, beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

         Section 10.13 Pronouns. The pronouns used herein shall include, when appropriate, either gender and both singular and plural, and the grammatical construction of sentences shall conform thereto.

         Section 10.14 Disclosure. Upon the approval by Borrower of the contents thereof, Borrower agrees that Lender shall have the right to issue press releases regarding the making of the Advances to Borrower pursuant to the terms of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first above written.

BORROWER:                           LENDINGTREE, INC.


                                    By:
                                       -----------------------------------------
                                             Its:
                                                 -------------------------------





LENDER: UNION LABOR LIFE INSURANCE COMPANY, ACTING ON BEHALF OF ITS SEPARATE ACCOUNT P



                                    By:
                                       -----------------------------------------
                                             Its:
                                                 -------------------------------

                                   SCHEDULE 1

                                 PAYMENT OFFICE

The Union Labor Life Insurance Company
111 Washington Avenue, N.W.
Washington, DC 20001

                                   SCHEDULE 2

                              QUALIFIED RECEIVABLES

The Receivables constituting Qualified Receivables shall not include any
Receivable:

         (a) that does not arise from the licensing of Intellectual Property, the sale of goods or the performance of services by Borrower in the ordinary course of Borrower's business;

         (b) upon which (i) Borrower's right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) Borrower is not able to bring suit or otherwise enforce its remedies against the obligor thereunder through judicial process;

         (c) (i) against which any defense, counterclaim or setoff, whether well-founded or otherwise, is asserted against such Receivables or (ii) which are "contra" Receivables.

         (d) that is not a true and correct statement of a bona fide indebtedness incurred in the amount of the Receivables and accepted by the Person obligated under such Receivables;

         (e) that is not owned by Borrower or is subject to any right, claim, or interest of another Person, other than the Lien in favor of Lender;

         (f) that arises from a transaction with an employee, Affiliate, Subsidiary or shareholder of Borrower or any other Loan Party, or an entity which has common officers or directors with Borrower;

         (g) that is the obligation of a Person located in a country other than the U.S. unless such Receivables are supported by a letter of credit acceptable to Lender;

         (h) that is the obligation of a Person to whom Borrower is or may become liable for goods sold or services rendered by such Person to Borrower, to the extent of Borrower's liability to such Person;

         (i) that arises on terms by reason of which the payment by the obligor of such Receivable may be conditional;

         (j) that is in default; provided, that Receivables shall be deemed in default upon the occurrence of any of the following:

                  (i) the Receivables are not paid within 60 days from its due date or 90 days from their invoice date;

                  (ii) the Person obligated on such Receivables suspends business, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; or

                  (iii) a petition is filed by or against any Person obligated upon such Receivables under any bankruptcy law or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors;

         (k) that is the obligation of a Person that is in default (as defined in subparagraph (j) above) on 50% or more of the Receivables upon which such Person is obligated;

         (l) as to which Lender's interest therein is not a first priority perfected security interest (including those Receivables of the federal government subject to the Federal Assignment of Claims Act of 1940 for which the Borrower has not yet obtained the necessary consents as required thereunder);

         (m) to the extent that such Receivables exceed any credit limit established by Lenders in Lender's sole discretion, which discretion shall be exercised reasonably based on such credit and collateral considerations as Lender may reasonably deem appropriate;

         (n) that represents interest payments or service charges owing to Borrower; or

         (o) that is not otherwise acceptable in the sole discretion of Lender, which discretion shall be exercised reasonably based on such credit and collateral considerations as Lender may reasonably deem appropriate;

provided, that Lender shall have the right to create and adjust eligibility standards and related reserves from time to time in its sole judgment.

ARTICLE 1             DEFINITIONS.............................................1

ARTICLE 2             THE LOAN................................................9

         Section 2.1       Extension of Credit................................9

                  (b)      Borrowing Mechanics................................9

                  (c)      Minimum Amounts....................................9

                  (d)      Use of Proceeds....................................9

         Section 2.2       Repayment..........................................9

         Section 2.3       Optional/Mandatory Prepayments and Commitment
                             Reductions......................................10

         Section 2.4       Interest..........................................11

                  (a)      Rate of Interest..................................11

                  (b)      Payment of Interest...............................11

                  (c)      Interest Payment Dates............................11

         Section 2.5       Computations of Interest and Fees.................11

         Section 2.6       Note; Loan Accounts...............................12

         Section 2.7       Manner of Payment.................................12

                  (a)      Payment Dates.....................................12

                  (b)      No Deduction; Taxes...............................12

         Section 2.8       Application of Payments...........................12

         Section 2.9       Maximum Rate of Interest..........................12

ARTICLE 3             SECURITY...............................................13

         Section 3.1       Security for the Obligations......................13

ARTICLE 4             CONDITIONS PRECEDENT...................................15

         Section 4.1       Conditions to Closing.............................15

         Section 4.2       Conditions Precedent to Each Advance..............16

ARTICLE 5             REPRESENTATIONS AND WARRANTIES.........................17

         Section 5.1       General Representations and Warranties............17

                  (a)      Organization; Power; Qualification................17

                  (b)      Authorization; Enforceability.....................17

                  (c)      Subsidiaries......................................18

                  (d)      Capitalization....................................18

                  (e)      No Conflict.......................................18

                  (f)      Necessary Authorizations..........................19

                  (g)      Title to Properties...............................19

                  (h)      Taxes.............................................19

                  (i)      Financial Statements..............................19

                  (j)      No Adverse Change.................................20

                  (k)      Investments and Guaranties........................20

                  (l)      Liabilities, Litigation...........................20

                  (m)      ERISA.............................................20

                  (n)      Intellectual Property.............................21

                  (o)      Compliance with Law; Absence of Default...........21

                  (p)      Compliance with Regulations U and X...............21

                  (q)      Solvency..........................................21

                  (r)      Environmental Matters.............................21

                  (s)      Name of Borrower..................................21

                  (t)      Regulated Entities................................22

                  (v)      Ownership of Shares...............................22

                  (w)      Registration Rights and Voting Rights.............22

                  (x)      Offering..........................................22

                  (y)      Insurance.........................................23

                  (z)      Deposit Accounts with Financial Institutions......23

                  (aa)     ERISA Party In Interest...........................23

         Section 5.2       Investment Representations........................23

         Section 5.3       Survival of Representations and Warranties........23

ARTICLE 6             GENERAL COVENANTS......................................23

         Section 6.1       Preservation of Existence and Similar Matters.....23

         Section 6.2       Compliance with Applicable Law....................24

         Section 6.3       Maintenance of Properties and Assets..............24

         Section 6.4       Accounting Methods and Financial Records..........24

         Section 6.5       Insurance.........................................24

         Section 6.6       Payment of Taxes and Claims.......................24

         Section 6.7       Visits and Inspections............................24

         Section 6.8       Payment of Indebtedness...........................25

         Section 6.9       Conduct of Business...............................25

         Section 6.10      ERISA.............................................25

         Section 6.11      Further Assurances................................25

         Section 6.12      Indemnity.........................................25

         Section 6.13      Environmental Matters.............................26

         Section 6.14      Subsidiary Guarantors.............................26

         Section 6.15      Coverage Ratio....................................26

                  (a)      26

ARTICLE 7             INFORMATION COVENANTS..................................26

         Section 7.1       Financial Statements and Information..............26

         Section 7.2       Compliance Reports................................27

         Section 7.3       Access to Accountants.............................27

         Section 7.4       Notice of Litigation and Other Matters............27

ARTICLE 8             NEGATIVE COVENANTS.....................................28

         Section 8.1       Indebtedness......................................28

         Section 8.2       Guaranties........................................29

         Section 8.3       Liens.............................................29

         Section 8.4       Restricted Payments and Purchases.................29

         Section 8.5       Investments.......................................29

         Section 8.6       Affiliate Transactions............................29

         Section 8.7       Liquidation; Change in Ownership, Name, or
                             Year; Disposition or Acquisition of Assets......30

         Section 8.8       Amendment and Waiver..............................30

         Section 8.9       ERISA Liability...................................30

         Section 8.9       ERISA Liability TC "Section 8.9 ERISA
                             Liability" \l "2"...............................30

         Section 8.10      Negative Pledge...................................31

         Section 8.11      No Additional Deposit Accounts....................31

ARTICLE 9             DEFAULT................................................31

         Section 9.1       Events of Default.................................31

         Section 9.2       Remedies..........................................33

ARTICLE 10            MISCELLANEOUS..........................................33

         Section 10.1      Notices...........................................33

         Section 10.2      Expenses..........................................34

         Section 10.3      Waivers...........................................35

         Section 10.4      Set-Off...........................................35

         Section 10.5      Assignment........................................36

         Section 10.6      Counterparts......................................36

         Section 10.7      Governing Law and Jurisdiction; Waiver of
                             Jury Trial......................................36

         Section 10.8      Severability......................................37

         Section 10.9      Headings..........................................37

         Section 10.10     Entire Agreement..................................37

         Section 10.11     Amendment and Waiver..............................37

         Section 10.12     Other Relationships...............................37

         Section 10.13     Pronouns..........................................37

         Section 10.14     Disclosure........................................37

EXHIBIT                         TITLE

Exhibit A                       Form of Promissory Note
Exhibit B                       Form of Request for Advance
Exhibit C                       Form of Loan Party Certificate
Exhibit D                       Form of Subsidiary Guarantee Agreement
Exhibit E                       Form of Pledge Agreement
Exhibit F                       Form of Warrant
Exhibit G                       Form of Registration Rights Agreement
Exhibit H                       Business Plan



SCHEDULE                        TITLE

Schedule 1                      Payment Office
Schedule 2                      Qualified Receivables
Schedule 3                      Liens
Schedule 5.1(c)                 Subsidiaries or Affiliates
Schedule 5.1(d)                 Capitalization
Schedule 5.1(h)                 Tax Audits
Schedule 5.1(l)                 Litigation
Schedule 5.1(n)                 Intellectual Property
Schedule 5.1(s)                 Name of Borrower
Schedule 5.1(w)                 Registration Rights and Voting Rights
Schedule 5.1(z)                 Deposit Accounts
Schedule 8.1(g)                 Indebtedness
Schedule 8.5                    Loans to Employees
Schedule 8.6                    Affiliate Transactions